Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

RAVEN MOON INTERNATIONAL, INC.
120 International Parkway, suite 220
Heathrow, Florida 32746


     We hereby consent to the incorporation in the Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission of our report dated April 12, 2001, with respect to the financial statements of RAVEN MOON INTERNATIONAL, INC. for the year ended December 31, 2000.


April 12, 2001


Richard L. Brown & Company, P.A.

By:  /s/  Richard L. Brown